UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, Compensatory Arrangements of Certain Officers.

On July 30, 2012, the Compensation Committee of the Board of Directors of NTELOS Holdings Corp. (the “Company”) approved a change in compensation terms for Brian J. O’Neil in connection with his promotion to Executive Vice President, General Counsel and Secretary. Mr. O’Neil joined the Company in September 2011 as Senior Vice President, General Counsel and Secretary.

Effective August 1, 2012, Mr. O’Neil’s annual base salary will be $300,000 pursuant to the terms of his employment agreement. His target award under the 2012 Team Incentive Plan, the Company’s annual incentive plan, will be 60% of base salary. In connection with the promotion, the Compensation Committee also approved the grant to Mr. O’Neil of 2,456 shares of the Company’s restricted common stock that vests 100% in three years from the date of grant and 21,999 options to purchase shares of the Company’s common stock at an exercise price of $20.91, the closing price on the date of grant, vesting 25% annually and expiring in 10 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2012

NTELOS HOLDINGS CORP.

By:	/s/ Stebbins B. Chandor Jr.
Stebbins B. Chandor Jr.
Executive Vice President, CFO and Asst. Secretary

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